Exhibit 11

                            COMVERSE TECHNOLOGY, INC.

                 Statement re Computation of Per Share Earnings
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                Three months ended
                                                           July 31, 2000  July 31, 2001
Basic earnings per share:

     Net income                                               $ 51,703     $ 27,984
                                                              ========     ========

Weighted average number of outstanding common shares           158,177      174,406
                                                              ========     ========

Basic earnings per share                                      $   0.33     $   0.16
                                                              ========     ========


Diluted earnings per share:

     Net income                                               $ 51,703     $ 27,984

     Interest expense on 4.5% convertible
         debentures, net of tax                                  3,638            -
                                                              --------     --------

     Adjusted net income                                      $ 55,341     $ 27,984
                                                              ========     ========

Weighted average number of outstanding common shares           158,177      174,406
Additional shares assuming exercise of stock options            13,877        6,836
Additional shares assuming conversion of 4.5% convertible
     debentures                                                 13,954            -
                                                              --------     --------

Weighted average number of outstanding common shares
     assuming full dilution                                    186,008      181,242
                                                              ========     ========

Diluted earnings per share                                    $   0.30     $   0.15
                                                              ========     ========



                            Page 25 of 26 Total Pages

                                                                      Exhibit 11

                            COMVERSE TECHNOLOGY, INC.

                 Statement re Computation of Per Share Earnings
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                       Six months ended
                                                             July 31, 2000           July 31, 2001
Basic earnings per share:

     Net income                                                 $ 107,909             $   106,940
                                                                =========             ===========

Weighted average number of outstanding common shares              157,730                 172,592
                                                                =========             ===========

Basic earnings per share                                        $    0.68             $      0.62
                                                                =========             ===========


Diluted earnings per share:

     Net income                                                 $ 107,909             $   106,940

     Interest expense on 4.5% convertible
       debentures, net of tax                                       7,276                   6,471
                                                                ---------             -----------

     Adjusted net income                                        $ 115,185             $   113,411
                                                                =========             ===========


Weighted average number of outstanding common shares              157,730                 172,592
Additional shares assuming exercise of stock options               14,414                   8,089
Additional shares assuming conversion of 4.5% convertible
  debentures                                                       13,954                  12,403
                                                                ---------             -----------

Weighted average number of outstanding common shares
     assuming full dilution                                       186,098                 193,084
                                                                =========             ===========

Diluted earnings per share                                      $    0.62             $      0.59
                                                                =========             ===========



                            Page 26 of 26 Total Pages